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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-12

                                  PULITZER INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for

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    which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

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         This filing relates to a planned merger of LP Acquisition Corp., a
Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Lee Enterprises, Incorporated, a Delaware corporation ("Lee") with and into Pulitzer Inc. ("Pulitzer") (the "Merger"), with Pulitzer as the surviving corporation pursuant to the terms of an Agreement and Plan of Merger, dated as of January 29, 2005 by and among Pulitzer, Lee and the Purchaser (the "Merger Agreement").

         The following is a newspaper article published on February 1, 2005 in the St. Louis Post-Dispatch.

Reaction to sale of paper ranges from sorrow to optimism
By TIM O'NEIL AND PHILLIP O'CONNOR
Post-Dispatch

Community leaders and newspaper readers reacted with melancholy, nostalgia and optimism Monday to reports of the sale of the Post-Dispatch to Lee Enterprises.

St. Louis Mayor Francis Slay, who also has his eye on the possible acquisition of the city's May Department Stores Co., said he regrets that the Post-Dispatch will no longer be locally owned.

"In a city in which Busches, Bucks, Edwards, Taylors, Clays - and even Slays - carry on their families' businesses," the mayor said in a statement, "it is a shame that the Pulitzers finally ran out of newspapermen."

As a reader, Slay's one wish for the new company: keep the Weatherbird.

H.C. Milford, a former county executive and council member for St. Louis County, said he frequently disagrees with the Post-Dispatch's editorial positions. But he said the sale of Pulitzer means St. Louis is losing another hometown business.

"We're losing another home office, and that's a sad situation for St. Louis," Milford said.

But Regional Chamber and Growth Association President Richard C.D. Fleming downplayed the loss of the Pulitzer corporate headquarters.

"Certainly the Post-Dispatch has had a key civic role in the community and hopefully that will continue," Fleming said. "That has been the pattern if you look at how Lee has dealt with its acquisitions in other communities."

Fleming said he already looked into the background of Mary Junck, Lee's chief executive, who previously served as a publisher in St. Paul, Minn., and Baltimore before taking over at Lee, which is based in Davenport, Iowa. He is not conceding the loss of another corporate headquarters.

"She's not rooted in Davenport, Iowa," Fleming said. "We'll certainly take our best shot. St. Louis could be a very welcoming community for a new headquarters."

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Junck, who is a native of Ogden, Iowa, said Monday that the company plans to keep its headquarters in Davenport.

St. Louis County Executive Charlie A. Dooley said he imagined the sale was a difficult decision for the Pulitzer family.

"It was a shock," he said. "I would hope the new owners keep the same traditions the Pulitzers did, being independent and community-oriented."

Former St. Louis Mayor Vincent C. Schoemehl Jr., now chief of Grand Center Inc., said the presence of two St. Louisans on Lee's board bodes well for St. Louis and the newspaper. He referred to Andrew E. Newman, former chief executive of Edison Brothers Stores Inc., and Mark Vittert, a founder of the St. Louis Business Journal.

"I think that will allow us to maintain a unique character of the Post-Dispatch," Schoemehl said.

Martin Duggan, former editorial editor of the old St. Louis Globe-Democrat, also praised Vittert "as the most knowledgeable person I know in the newspaper business." Vittert formerly was a regular panelist on Duggan's "Donnybrook" show on KETC-TV (Channel 9).

"I think his presence speaks well for improving the Post-Dispatch," said Duggan, frequently a critic of the newspaper. "Lee is respected for running a business, but I don't think you'll find any of their newspapers on a list of distinguished journalism."

At Sam's Newsstand on the northwest corner of Eighth and Locust streets downtown, not a single customer mentioned the sale of the newspaper Monday even though the story was bannered across the front page above a story about the Iraqi elections, owner Sam Pergadia said.

Pergadia said he for one wasn't surprised by the seeming lack of interest in the sale among his patrons. In the 20 years he's owned a newsstand, he's watched newspaper sales plunge. Most of his newspaper customers are older. Rarely do young people pick up the paper, he said.

Declining circulation will be one of the many challenges a new owner will face. But if Pergadia is any judge, it might not be the most difficult. "Most people probably don't even care about what happens to the Post-Dispatch," he said.

That's not the case for United Way of Greater St. Louis President Gary Dollar, who has kept a close eye on news of the sale.

"We depend on you guys," he said, noting not only the newspaper's coverage of the organization, but also the active role the company's employees play in the annual campaign.

He said he was comforted by comments coming from Lee officials about their stated desire to continue to focus on local news, retain existing staff and enact few major changes.

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"We believe the people of the Post-Dispatch are generous by nature and will continue to be," Dollar said.

State Sen. Maida Coleman, D-St. Louis, also regards "the loss of Pulitzer ownership as a great loss for our city. The name is so historic." Coleman said she hoped the newspaper's editorial page will continue its liberal tradition.

"A newspaper is a reflection of its owners, so we'll have to see how that plays out," she said.

Ed Bishop, editor of the St. Louis Journalism Review, said he doubted the Post editorial positions will change significantly. But he also was saddened by the loss of the Pulitzer company name.

"I see a minnow swallowing a whale, at least from the point of view of journalistic reputation," Bishop said. "The headline, 'Lee buys Pulitzer' is shocking."

Bishop called it almost impossible to predict Lee's effect upon the Post-Dispatch.

"The rosy scenario is that the people at Lee see the Post as their premier flag and turn it loose and finance some enterprising journalism," Bishop said. "The dark view is that Lee just borrowed a lot of money. Will the pressure be for a smaller news hole, to cut the news budget? We just don't know.

"I suspect it will be somewhere in between," he said.

Jake Wagman and Clay Barbour of the Post-Dispatch contributed to this report.

Reporter Tim O'Neil
E-mail: toneil@post-dispatch.com
Phone: 314-340-8132

Reporter Phillip O'Connor
E-mail: poconnor@post-dispatch.com
Phone: 314-340-8321

ADDITIONAL INFORMATION AND WHERE TO FIND IT

         The proposed transaction will be submitted to Pulitzer's stockholders for their consideration, and Pulitzer will file with the SEC a proxy statement to be used to solicit the stockholders' approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction.

         STOCKHOLDERS OF PULITZER ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement, as well as other filings containing information about Pulitzer, may be obtained at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy

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statement can also be obtained, without charge, by directing a request to James
V. Maloney, Secretary, Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101.

PARTICIPANTS IN THE SOLICITATION

         Pulitzer and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pulitzer in connection with the proposed transaction. Information regarding Pulitzer's directors and executive officers is available in Pulitzer's proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on April 2, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.